UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 20, 2011
Date of Report (Date of earliest event reported)

Amtech Systems, Inc.
(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

131 South Clark Drive, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 967-5146

Not applicable.
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting, management Proposals 1 and 2 were approved. The Proposals below are described in detail in the Company’s definitive proxy statement dated December 21, 2010 for the Annual Meeting. For Proposal 1, only “FOR” votes were counted for purposes of determining the six nominees who received a plurality of the votes cast at the Annual Meeting. For Proposal 2, only “FOR” and “AGAINST” votes were counted for purposes of determining the votes received in connection with each proposal. Therefore, broker non-votes and abstentions had no effect on any of the Proposals.

The results are as follows:

Proposal 1

The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting and were elected at the Annual Meeting to serve a one-year term on the Board.

	For	Authority Withheld
Jong S. Whang	4,321,919	223,376
Michael Garnreiter	3,891,964	653,331
Alfred W. Giese	4,402,842	142,453
Egbert J. G. Goudena	4,400,671	144,624
Jeong Mo Hwang	4,401,296	143,999
Robert F. King	4,404,582	140,713

Proposal 2

The management proposal to ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for fiscal year 2011, as described in the proxy materials. This Proposal was approved with approximately 99.73% of the shares present or represented and voting at the Annual Meeting voting for the Proposal and approximately 0.27% of the shares voting against the Proposal.

For	Against	Abstained
7,012,222	18,952	35,124

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: January 26, 2011	By:	/s/Robert T. Hass
		Name:	Robert T. Hass
		Title:	Chief Accounting Officer and
Assistant Secretary